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                           KPMG AUDIT PLC              Tel +44 (0) 20 7311 1000
                           TRANSACTION SERVICES        Fax +44 (0) 20 7311 3311
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                           United Kingdom




The Directors
Permanent Financing (No. 7) PLC
Blackwell House
Guildhall Yard                                         Our ref  jdd/lg/263
London
EC2V 5AE                                               Contact  Jacquie Driver
                                                                020 7311 5077



15 March 2005




Dear Sirs

PROPOSED ISSUE OF NOTES BY PERMANENT FINANCING (NO. 7) PLC

We consent to the use in the Registration Statement of Permanent Financing (No.
7) PLC and Permanent Funding (No. 1) Limited on Form S-11, filed on 15 March 2005, of our report on Permanent Financing (No. 7) PLC dated 15 March 2005 and our report on Permanent Funding (No. 1) Limited dated 15 March 2005 appearing in the preliminary prospectus, which is part of the Registration Statement, and to the reference to our firm under the heading "Experts" in the preliminary prospectus dated 15 March 2005.

We attach as Appendix P1 a copy of the preliminary prospectus initialled by us for the purpose of identification.


Yours faithfully

/s/ KPMG Audit Plc

KPMG Audit Plc